EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Citadel Broadcasting Corporation Reports

2008 Second Quarter Operating Results

•	Net revenues for the quarter ended June 30, 2008 were $229.2 million

•	Segment Operating Income was $87.3 million for the three months ended June 30, 2008

•	Free cash flow was $44.0 million for the quarter ended June 30, 2008

•	During the six months ended June 30, 2008, the Company reduced its net long-term debt by approximately $231.8 million, resulting in a gain on extinguishment of debt of $53.2 million

Las Vegas, Nevada – August 7, 2008– Citadel Broadcasting Corporation (NYSE:CDL) today reported its results for the second quarter of 2008.

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(amounts in thousands)
As Reported
Net revenue	$229,186	$141,157	$435,000	$234,077

Operating (loss) income	(299,517)	29,938	(281,897)	55,512
Operating income, excluding asset impairment charges and non-cash amounts related to contractual obligations	64,079	43,524	103,944	69,098
Segment operating income	87,313	62,686	149,403	98,103

Pro Forma
Net revenue	$229,702	$250,995	$432,461	$464,105
Segment operating income	87,772	101,604	146,863	170,859

Net revenues for the second quarter of 2008 were $229.2 million as compared to $141.2 million for the second quarter of 2007. The increase in revenues was the result of the inclusion of the results of operations of the ABC Radio businesses for a full quarter in 2008 versus a partial quarter in 2007. On a pro forma basis, net revenues in the second quarter of 2008 were $229.7 million as compared to $251.0 million for the quarter ended June 30, 2007, a decrease of $21.3 million, or 8.5%. This decline is due principally to lower revenues of $15.8 million from our Radio Markets and $5.5 million at the Radio Network, due primarily to the Paul Harvey and Reach Media contracts.

Operating loss for the second quarter of 2008 was $299.5 million as compared to operating income of $29.9 million in the corresponding 2007 period. The decrease in operating income is primarily the result of an increase in the asset impairment charge of approximately $350.8 million. The asset impairment charge is related to a continued deterioration in the radio marketplace and to the related decline in the Company’s stock price. Operating income was also impacted by an increase in depreciation and amortization of approximately $9.1 million resulting from the operations of the ABC Radio stations and Network acquired on June 12, 2007.

Segment operating income (a non-GAAP financial measure generally defined as operating income adjusted to exclude depreciation and amortization, stock-based compensation, corporate general and administrative expenses, non-cash amounts related to contract obligations, local marketing agreement fees, asset impairment charges and other, net) was $87.3 million for the second quarter of 2008, compared to $62.7 million for the second quarter of 2007, an increase of $24.6 million. This increase reflects the acquisition of ABC Radio. On a pro forma basis, segment operating income was $87.8 million in the second quarter of 2008 compared to $101.6 million for the quarter ended June 30, 2007. This decrease of $13.8 million, or 13.6%, resulted from a $10.4 million decline in segment operating income from our Radio Markets and a $3.4 million decline from the Radio Network. Pro forma revenue and segment operating income amounts have been adjusted for the results of ABC Radio as if it had been acquired at the beginning of 2007, any significant station dispositions during 2007 and accounting adjustments related to the acquisition of ABC Radio.

Net interest expense increased to $30.2 million for the quarter ended June 30, 2008 from $14.3 million for the quarter ended June 30, 2007, an increase of $15.9 million. The increase in net interest expense was primarily the result of the interest incurred on the borrowings to finance the merger with ABC Radio as well as the payment of approximately $276.5 million for the Special Distribution to pre-merger shareholders, which were both completed in June of 2007.

In the second quarter of 2008, the Company repurchased $216.5 million of its debt, comprised of approximately $55.0 million of its convertible subordinated notes as part of a pro rata cash tender and exchange offer, an additional $125.5 million of the exchanged convertible subordinated notes and approximately $36.0 million of its senior debt. As a result of these transactions, the Company recognized a total gain on extinguishment of debt, net of costs, of approximately $31.8 million. In addition, subsequent to June 30, 2008 the Company repurchased an additional $40.6 million of its exchanged convertible subordinated notes for approximately $31.7 million resulting in additional gain of approximately $8.9 million. A portion of the above exchanged convertible subordinated notes were repurchased with borrowings under the Company’s revolving credit facility. The Company had previously repurchased $113.3 million of its senior debt in the first quarter of 2008. As a result of these transactions and based on the current interest rates in effect on its senior debt and convertible subordinated notes, the Company expects interest expense will decrease by approximately $19 million over the next twelve months as compared to the same period in the prior year.

Income tax benefit for the quarter ended June 30, 2008 was $49.6 million (substantially all non-cash), compared to income tax expense of $11.8 million (substantially all non-cash) for the quarter ended June 30, 2007. The income tax benefit for the quarter ended June 30, 2008 is primarily related to the $364.4 million asset impairment, which resulted in an income tax benefit of approximately $78.8 million, partially offset by the tax expense on pre-tax income excluding impairment loss and an additional $1.4 million in state tax expense, net of federal benefit resulting from a change in the Company’s effective state tax rate. Income tax expense for the quarter ended June 30, 2007 includes approximately $2.3 million of additional state income tax expense, net of federal benefit resulting from an increase in the Company’s effective state tax rate upon the completion of the merger with ABC Radio.

Net loss for the quarter ended June 30, 2008 was $251.6 million, or $(0.96) per basic share, as compared to net income of $3.8 million, or $0.03 per basic share, for the same period in 2007. Included in net loss for the quarter ended June 30, 2008 was $285.6 million of non-cash asset impairment charges, net of tax, or $(1.09) per basic share, a $14.5 million gain on the extinguishment of debt less write-off of deferred financing costs and debt discount, net of tax, or $0.06 per basic share, $2.5 million of stock-based compensation expense, net of tax, or $(0.01) per basic share and additional state income tax expense associated with an increase in the Company’s effective state tax rate of approximately $1.4 million or $(0.01) per basic share. Included in net income for the quarter ended June 30, 2007 was approximately $8.3 million of non-cash asset impairment charges, net of tax, or $(0.06) per basic share, $4.9 million of stock-based compensation expense, net of tax, or $(0.03) per basic share and additional state income tax expense associated with an increase in the Company’s effective state tax rate of approximately $2.3 million or $(0.02) per basic share.

Free cash flow (as detailed in the attached table, a non-GAAP financial measure, generally defined as net (loss) income (i) plus depreciation and amortization, stock-based compensation expense, non-cash amounts related to contract obligations, asset impairment charges, other, net, non-cash debt-related amounts, write-off of deferred financing costs and debt discount, and income tax expense (ii) less capital expenditures, gain on extinguishment of debt and cash taxes) was $44.0 million for the three months ended June 30, 2008, compared to $37.3 million for the three months ended June 30, 2007, an increase of $6.7 million. The increase in free cash flow is a result of the operations of the acquired ABC Radio businesses partially offset by increases in interest expense, cash taxes and capital expenditures. For the three months ended June 30, 2008, the basic weighted average common shares outstanding was approximately 262.8 million as compared to 141.4 million for the three months ended June 30, 2007.

Farid Suleman, Chairman and Chief Executive Officer of Citadel Broadcasting Corporation, commented: “The slowdown in the economic environment continues to take its toll on the Company’s revenues; however, the Company remains focused on investing in new programming opportunities while continuing to reduce its costs. In addition, the Company has been able to accelerate its debt repayment and has reduced its long-term debt from $2.465 billion as of December 31, 2007 to approximately $2.233 billion as of June 30, 2008. Subsequent to June 30, 2008, the Company reduced its debt further by $33.6 million to approximately $2.2 billion. The Company will continue to utilize its free cash flow to pay down debt during the rest of 2008 into 2009.”

Segment Results

The table below presents the following information for the Company for the three and six months ended June 30, 2008 and 2007:

•	revenues as reported and on a pro forma basis

•

segment operating income, which excludes corporate general and administrative costs, stock-based compensation, local marketing agreement fees, non-cash charge related to contract obligations, asset impairment charges, other, net, and depreciation and amortization expense, as reported and on a pro forma basis

Pro forma amounts have been adjusted for the results of ABC Radio as if it had been acquired at the beginning of 2007, any significant station dispositions during 2007 and any accounting adjustments related to the acquisition of ABC Radio

	As Reported
	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(amounts in thousands)
Net revenues:
Radio Markets	$184,982	$130,560	$346,146	$223,480
Radio Network	46,072	11,025	92,497	11,025
Eliminations	(1,868)	(428)	(3,643)	(428)

Net revenues	$229,186	$141,157	$435,000	$234,077

Segment operating income:
Radio Markets	$79,650	$59,423	$134,920	$94,840
Radio Network	7,663	3,263	14,483	3,263

Segment operating income	$87,313	$62,686	$149,403	$98,103

	Pro Forma
	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(amounts in thousands)
Net revenues:
Radio Markets	$184,959	$200,800	$346,146	$373,698
Radio Network	46,611	52,165	89,958	94,150
Eliminations	(1,868)	(1,970)	(3,643)	(3,743)

Net revenues	$229,702	$250,995	$432,461	$464,105

Segment operating income:
Radio Markets	$79,570	$90,019	$134,919	$157,840
Radio Network	8,202	11,585	11,944	13,019

Segment operating income	$87,772	$101,604	$146,863	$170,859

Our Station Portfolio

Citadel Broadcasting Corporation is the third largest radio group in the United States, with a national footprint reaching more than 50 markets. Citadel is comprised of 165 FM stations and 58 AM stations in the nation’s leading markets, in addition to the ABC Radio Network business, which is one of the three largest radio networks in the United States. For more information, visit www.citadelbroadcasting.com.

Forward-Looking Statements

Certain matters in this news release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of Citadel Broadcasting Corporation and its subsidiaries (collectively the “Company”), its directors or its officers with respect to, among other things, future events and financial trends affecting the Company.

Forward-looking statements are typically identified by the words “believes,” “expects,” “anticipates,” “continues,” “intends,” “likely,” “may,” “plans,” “potential,” “will,” and similar expressions, whether in the negative or the affirmative. All statements other than the statements of historical fact are “forward-looking statements” for the purposes of federal and state securities laws, including, without limitation, any projections on pro forma statements of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the expected effect of the business combination with ABC Radio; any statements concerning proposed new services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any assumptions underlying any of the foregoing. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and that matters referred to in such forward-looking statements involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control, which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the impact of current or pending legislation and regulation, antitrust considerations, the impact of pending or future litigation or claims, and other risks and uncertainties, including, but not limited to: changes in economic conditions in the U.S.; fluctuations in interest rates; changes in market conditions that could impair the Company’s goodwill or intangible assets; changes in industry conditions; changes in governmental regulations; changes in policies or actions or in regulatory bodies; changes in uncertain tax positions, tax rates and limitations on the utilization of net operating losses; changes in dividend policy; changes in capital expenditure requirements; or the risk that the business combination with ABC Radio may be less favorable for the Company than originally expected.

All forward-looking statements in this news release are qualified by these cautionary statements. The Company undertakes no obligation, other than as required by law, to publicly update or revise these forward-looking statements because of new information, future events or otherwise.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

Consolidated Condensed Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net revenues	$229,186	$141,157	$435,000	$234,077

Operating Expenses:
Cost of revenues	87,291	40,355	174,195	67,777
Selling, general and administrative	56,499	39,634	114,694	70,105
Corporate general and administrative	9,055	12,468	19,803	22,686
Local marketing agreement fees	331	334	661	660
Asset impairment charges	364,401	13,586	364,401	13,586
Depreciation and amortization	13,612	4,494	23,399	7,298
Non-cash amounts related to contractual obligations	(805)	—	21,440	—
Other, net	(1,681)	348	(1,696)	(3,547)

Operating expenses	528,703	111,219	716,897	178,565

Operating (loss) income	(299,517)	29,938	(281,897)	55,512

Interest expense, net	30,192	14,277	65,587	22,083
Non-cash debt-related amounts	(1,874)	(449)	(159)	(781)
Gain on extinguishment of debt	(31,793)	—	(53,193)	—
Write-off of deferred financing costs and debt discount upon extinguishment of debt	5,140	555	6,654	555

(Loss) income before income taxes	(301,182)	15,555	(300,786)	33,655

Income tax (benefit) expense	(49,632)	11,762	(40,963)	23,100

Net (loss) income	$(251,550)	$3,793	$(259,823)	$10,555

Net (loss) income per share - basic	$(0.96)	$0.03	$(0.99)	$0.08

Net (loss) income per share - diluted	$(0.96)	$0.03	$(0.99)	$0.08

Weighted average common shares outstanding:
Basic	262,799	141,442	262,707	126,051

Diluted	262,799	142,486	262,707	127,006

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

The following tables set forth the Company’s segment operating income and Segment OIBDA for the three and six months ended June 30, 2008 and 2007. The Company defines “segment operating income” as operating income adjusted to exclude the following line items included in its statement of operations: depreciation and amortization, stock-based compensation, corporate general and administrative expenses, non-cash charge related to contract obligations, asset impairment charges, local marketing agreement fees, other, net. The Company defines “Segment OIBDA” as operating income adjusted to exclude depreciation and amortization, corporate general and administrative, and other, net.

Segment operating income and Segment OIBDA, among other things, are used by the Company’s management to evaluate the Company’s operating performance, to value prospective acquisitions, and as the basis of incentive compensation targets for certain management personnel. In addition, these measures are among the primary measures used by management for the planning and forecasting of future periods. The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view the performance in a manner similar to the method used by the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. In addition, these measures are also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since segment operating income and Segment OIBDA are not measures of performance calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), they should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Segment operating income and Segment OIBDA, as the Company calculates them, may not be comparable to similarly titled measures employed by other companies. In addition, segment operating income and Segment OIBDA do not necessarily represent the residual cash flow that is available for discretionary expenditures and excludes other non-discretionary expenditures, including among others, mandatory debt service requirements. As a result, segment operating income and Segment OIBDA are not necessarily measures of the Company’s liquidity or its ability to fund its cash needs. Segment operating income and Segment OIBDA do not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s business. As segment operating income and Segment OIBDA exclude certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions that are excluded. As required by the Securities and Exchange Commission (“SEC”), the Company provides below a reconciliation of segment operating income and Segment OIBDA to operating income, the most directly comparable amount reported under GAAP.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

	Three Months Ended June 30, 2008				Six Months Ended June 30, 2008
	Radio Markets	Radio Network	Corporate and Other	Total	Radio Markets	Radio Network	Corporate and Other	Total
Segment operating income	$79,650	$7,663	$—	$87,313	$134,920	$14,483	$—	$149,403
Less:
Segment stock-based compensation	1,362	555	—	1,917	2,281	1,011	—	3,292
Local marketing agreement fees	331	—	—	331	661	—	—	661
Asset impairment charges	344,531	19,870	—	364,401	344,531	19,870	—	364,401
Non-cash amounts related to contractual obligations	(805)	—	—	(805)	21,440	—	—	21,440

Segment OIBDA	(265,769)	(12,762)	—	(278,531)	(233,993)	(6,398)	—	(240,391)
Less:
Corporate general and administrative, including related portion of stock- based compensation	—	—	9,055	9,055	—	—	19,803	19,803
Depreciation and amortization	4,579	9,033	—	13,612	12,321	11,078	—	23,399
Other, net	—	—	(1,681)	(1,681)	—	—	(1,696)	(1,696)

Operating loss	$(270,348)	$(21,795)	$(7,374)	$(299,517)	$(246,314)	$(17,476)	$(18,107)	$(281,897)

	Three Months Ended June 30, 2007				Six Months Ended June 30, 2007
	Radio Markets	Radio Network	Corporate and Other	Total	Radio Markets	Radio Network	Corporate and Other	Total
Segment operating income	$59,423	$3,263	$—	$62,686	$94,840	$3,263	$—	$98,103
Less:
Segment stock-based compensation	1,514	4	—	1,518	1,904	4	—	1,908
Local marketing agreement fees	334	—	—	334	660	—	—	660
Asset impairment charges	13,586	—	—	13,586	13,586	—	—	13,586

Segment OIBDA	43,989	3,259	—	47,248	78,690	3,259	—	81,949
Less:
Corporate general and administrative, including related portion of stock- based compensation	—	—	12,468	12,468	—	—	22,686	22,686
Depreciation and amortization	3,833	661	—	4,494	6,637	661	—	7,298
Other, net	—	—	348	348	—	—	(3,547)	(3,547)

Operating income (loss)	$40,156	$2,598	$(12,816)	$29,938	$72,053	$2,598	$(19,139)	$55,512

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands)

Free cash flow is defined as net (loss) income (i) plus depreciation, amortization, stock-based compensation expense, non-cash amounts related to contract obligations, asset impairment charges, other, net, non-cash debt-related amounts, write-off of deferred financing costs and debt discount and income tax expense (ii) less capital expenditures, gain on extinguishment of debt and cash taxes. The Company uses free cash flow, among other measures, to evaluate its operating performance. Management believes free cash flow provides investors with an important perspective on the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs, including the payment of dividends and the repurchase of shares of common stock of the Company. As a result, free cash flow is a significant measure of the Company’s ability to generate long-term value. The Company believes the presentation of free cash flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. In addition, free cash flow is also a primary measure used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

As free cash flow is not a measure of performance calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income or loss, net income or loss, cash flows provided by operating, investing and financing activities, or other income or cash flow statement data prepared in accordance with GAAP. Free cash flow, as the Company calculates it, may not be comparable to similarly titled measures employed by other companies. In addition, free cash flow does not necessarily represent the residual cash flow that is available for discretionary expenditures and excludes other non-discretionary expenditures, including among others, mandatory debt service requirements. As a result, free cash flow is not necessarily a measure of the Company’s liquidity or its ability to fund its cash needs. Free cash flow, as defined by the Company, excludes certain financial information when compared with net income or loss, the most directly comparable GAAP financial measure, and users of this financial information should consider the types of events and transactions that are excluded. As required by the SEC, the Company provides below a reconciliation of free cash flow to net income or loss, the most directly comparable amount reported under GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net (loss) income	$(251,550)	$3,793	$(259,823)	$10,555
Adjustments
Depreciation and amortization	13,612	4,494	23,399	7,298
Stock-based compensation	3,105	5,870	7,211	11,203
Asset impairment charges	364,401	13,586	364,401	13,586
Non-cash amounts related to contractual obligations	(805)	—	21,440	—
Other, net	(1,681)	348	(1,696)	(3,547)
Non-cash debt-related amounts	(1,874)	(449)	(159)	(781)
Write-off of deferred financing costs and debt discount	5,140	555	6,654	555
Gain on extinguishment of debt	(31,793)	—	(53,193)	—
Income tax (benefit) expense	(49,632)	11,762	(40,963)	23,100
Taxes paid	(2,086)	(786)	(2,623)	(1,223)
Capital expenditures	(2,880)	(1,916)	(5,131)	(3,967)

Free cash flow	$43,957	$37,257	$59,517	$56,779

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands, except per share amounts)

The following table presents the components of the statements of operations that are impacted by stock-based compensation as reported. The Company believes this summary assists investors in understanding the operating performance of the Company and the effects of stock-based compensation recognized pursuant to Statement of Financial Accounting Standards No. 123(R), Share-Based Payment.

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Stock-based compensation expenses:
Cost of revenues	$592	$408	$1,067	$485
Selling, general and administrative	1,325	1,110	2,225	1,423
Corporate general and administrative	1,188	4,352	3,919	9,295

Operating expenses	3,105	5,870	7,211	11,203
Income tax (benefit) expense (1)	(603)	(1,013)	7,000	740

Net loss	$(2,502)	$(4,857)	$(14,211)	$(11,943)

Net loss per share - basic	$(0.01)	$(0.03)	$(0.05)	$(0.09)

Weighted average common shares outstanding:
Basic	262,799	141,442	262,707	126,051

(1)	For the six months ended June 30, 2008 and 2007, the amounts include a non-cash write-down of approximately $8.5 million and $2.9 million, respectively, of the Company’s deferred tax assets for the excess of stock-based compensation expense recorded over the amount of such compensation deductible for income tax purposes.

CITADEL BROADCASTING CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

(Unaudited; Amounts in thousands, except per share amounts)

The following tables reconcile financial measures before the impact of stock-based compensation expense, asset impairment charges, non-cash charge related to contract obligations, gain on sale of certain assets, and gain on extinguishment of debt to reported financial measures. The Company believes that adjusting its financial results for these items assists investors in understanding the operating performance of the Company.

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Reconciliation of adjusted operating income to operating income:
Adjusted operating income before the specifically identified items listed below:	$67,184	$49,394	$111,155	$76,361
Adjustments to reconcile to operating income:
Stock-based compensation expense	(3,105)	(5,870)	(7,211)	(11,203)
Asset impairment charges	(364,401)	(13,586)	(364,401)	(13,586)
Non-cash amounts related to contractual obligations	805	—	(21,440)	—
Gain on sale of certain assets	—	—	—	3,940

Operating (loss) income	$(299,517)	$29,938	$(281,897)	$55,512

Reconciliation of adjusted net income to net (loss) income:
Adjusted net income before the specifically identified items listed below:	$22,093	$19,334	$27,027	$30,790
Adjustments to reconcile to net (loss) income:
Stock-based compensation expense, net of tax	(2,502)	(4,857)	(14,211)	(11,943)
Asset impairment charges, net of tax	(285,558)	(8,340)	(285,558)	(8,340)
Non-cash amounts related to contractual obligations, net of tax	1,355	—	(12,250)	—
Gain on extinguishment of debt less write-off of deferred financing costs and debt discount, net of tax	14,484	—	26,591	—
Gain on sale of certain assets, net of tax	—	—	—	2,392
State income tax expense resulting from a change in the effective state tax rate	(1,422)	(2,344)	(1,422)	(2,344)

Net (loss) income	$(251,550)	$3,793	$(259,823)	$10,555

Reconciliation of adjusted net income per share to net (loss) income per share:
Adjusted net income per basic share before the specifically identified items listed below:	$0.08	$0.14	$0.11	$0.24
Adjustments to reconcile to net (loss) income per basic share:
Stock-based compensation expense, net of tax	(0.01)	(0.03)	(0.05)	(0.09)
Asset impairment charges, net of tax	(1.09)	(0.06)	(1.09)	(0.07)
Non-cash amounts related to contractual obligations, net of tax	0.01	—	(0.05)	—
Gain on extinguishment of debt less write-off of deferred financing costs and debt discount, net of tax	0.06	—	0.10	—
Gain on sale of certain assets, net of tax	—	—	—	0.02
State income tax expense resulting from a change in the effective state tax rate	(0.01)	(0.02)	(0.01)	(0.02)

Net (loss) income per basic share	$(0.96)	$0.03	$(0.99)	$0.08

Weighted average common shares outstanding:
Basic	262,799	141,442	262,707	126,051

Contact:	Citadel Broadcasting Corporation
Patricia Stratford (212) 887-1670